EXHIBIT 21.1

INKTOMI CORPORATION

SUBSIDIARIES

C2B Technologies, Inc., a Delaware corporation, doing business under the name “Inktomi Corporation.”

Fast Forward Networks, Inc., a Delaware corporation, doing business under the name “Inktomi Corporation.”

Impulse! Buy Network, Inc., a California corporation, doing business under the name “Inktomi Corporation.”

Inktomi Australia Pty Limited, a corporation organized under the laws of Australia, doing business as “Inktomi Australia Pty Limited.”

Inktomi Canada Corporation, a corporation organized under the laws of New Brunswick, Canada, doing business as “Inktomi Canada Corporation.”

Inktomi Japan KK, a corporation organized under the laws of Japan, doing business as “Inktomi Japan KK.”

Inktomi Korea Inc., a corporation organized under the laws of Korea, doing business as “Inktomi Korea Inc.”

Inktomi Limited, a corporation organized under the laws of the United Kingdom, doing business as “Inktomi Limited.”

Ultraseek, Inc., a California corporation, doing business under the name “Inktomi Corporation.”

WebSpective Software, Inc., a Delaware corporation, doing business under the name “Inktomi Corporation.”